UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2018

Cloud Peak Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34547	26-3088162
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 S. Gillette Ave., Gillette, Wyoming	82716
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (307) 687-6000

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 11, 2018, Bruce Jones, Cloud Peak Energy Inc.’s (“CPE”) Senior Vice President, Technical Services, was promoted to Executive Vice President and Chief Operating Officer.  Mr. Jones has served as CPE’s Senior Vice President, Technical Services since July 2013. In his new role, Mr. Jones will continue to handle the responsibilities of the Technical Services position.  Prior to his appointment as Senior Vice President, Mr. Jones was General Manager of CPE’s Spring Creek Mine from March 2007 to July 2013. Before joining the Spring Creek Mine, Mr. Jones was the Operations Manager for Kennecott Utah Copper at the Bingham Canyon Mine in Bingham Canyon, Utah. Mr. Jones began his career as a mining engineer for Inspiration Coal, Inc. in 1982 and has worked in several sectors of the mining industry. During his career, Mr. Jones has held engineering and operations management positions at gold, copper and coal mining operations. Mr. Jones holds a Bachelor of Science degree in mining engineering from the University of Wisconsin-Platteville and a Master of Business Administration from the University of Utah. Mr. Jones is a registered professional engineer in Kentucky and Utah.

As a result of his promotion to Executive Vice President and Chief Operating Officer, Mr. Jones’ compensation now includes: (1) annual base salary of $400,000; (2) annual cash bonus target opportunity of 75% to a maximum of 150% of base salary; (3) annual equity award under CPE’s Long Term Incentive Plan to be valued at 150% of base salary, starting with his 2019 annual grant; (4) continued participation in CPE’s Non-Qualified Deferred Compensation Plan; and (5) medical, dental and other health and welfare benefits in accordance with the terms of CPE’s benefit plans.

Colin Marshall served as CPE’s Chief Operating Officer on an interim basis since January 18, 2018, in addition to his position as CPE’s President and Chief Executive Officer.  After the appointment of Mr. Jones as Chief Operating Officer, Mr. Marshall remains in the position of President and Chief Executive Officer of CPE.

Item 5.03.             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 11, 2018, the Board of Directors of CPE approved and adopted certain clarification amendments to CPE’s Bylaws.  The Amended and Restated Bylaws are attached as Exhibit 3.2 to this Form 8-K and incorporated herein by reference.

Item 7.01              Regulation FD Disclosure.

On July 11, 2018, CPE issued a press release announcing the transition of its chief operating officer.  The press release is furnished with this Report as Exhibit 99.1 and is incorporated in this Item 7.01 by reference.

The information contained in this Item 7.01 (including Exhibit 99.1) is furnished pursuant to this Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that Section, notwithstanding any general incorporation by reference language in other CPE filings.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed or furnished herewith.

3.2	Amended and Restated Bylaws of Cloud Peak Energy Inc., effective July 11, 2018.

99.1	Furnished press release of Cloud Peak Energy Inc., dated July 11, 2018, announcing the transition of its chief operating officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOUD PEAK ENERGY INC.

Date: July 11, 2018	By:	/s/ Bryan J. Pechersky
	Name:	Bryan J. Pechersky
	Title:	Executive Vice President, General Counsel, and Corporate Secretary